EXHIBIT 5

                            FREDRIKSON & BYRON, P.A.
                       900 Second Avenue South, Suite 1100
                          Minneapolis, Minnesota 55402

                            Telephone: (612) 347-7000
                            Facsimile: (612) 347-7077



                                September 2, 1998




Spanlink Communications, Inc.
7125 Northland Terrace
Minneapolis, Minnesota  55428

         Re:  Registration Statement on Form S-8

Ladies/Gentlemen:

         We are acting as corporate counsel to Spanlink Communications, Inc. (the "Company") in connection with the original registration by the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") of options and 200,000 shares (the "Shares") of Common Stock issuable pursuant to the Company's 1998 Employee Stock Purchase Plan (the "Plan").

         In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the
Company:

         1.       The Company's Articles of Incorporation, as amended.

         2.       The Company's Bylaws, as amended.

         3.       Certain  corporate   resolutions   adopted  by  the  Board  of
                  Directors of the Company pertaining to the adoption of the Plan.

         4.       The Plan.

         5.       The Registration Statement.

         Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

         1. The Shares are validly authorized by the Company's Articles of Incorporation, as amended.

         2. Upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         FREDRIKSON & BYRON, P.A.

                                         By /s/ Thomas R. King
                                         Thomas R. King